Original Electronically Transmitted to the Securities and Exchange Commission
                on January 21, 1997 Registration No. 333-

Post-Effective Amendment No. 3 to Registration Statement No. 33-49105 Post-Effective Amendment No. 1 to Registration Statement No. 33-23156 Post-Effective Amendment No. 3 to Registration Statement No. 2-95141 Post-Effective Amendment No. 2 to Registration Statement No. 2-87850

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                                NYNEX CORPORATION
              (Exact Name of Registrant as Specified in Its Charter

           Delaware            1095 Avenue of the Americas      13-3180909
  (State of Jurisdiction of      New York, New York 10036     (I.R.S. Employer
incorporation or organization)       (212) 395-2121          Identification No.)

        (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)


                                   Mel Meskin
                         Vice President and Comptroller
                                NYNEX Corporation
                             1095 Avenue of Americas
                            New York, New York 10036
                                 (212) 395-1020
            (Name, address, including zip code, and telephone number,
                    including area code, of agent of service)

                 Please address a copy of all communications to

                            MORRISON DeS. WEBB, ESQ.
             Executive Vice President, General Counsel and Secretary
                                NYNEX Corporation
                             1095 Avenue of Americas
                            New York, New York 10036
                              ---------------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

      If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] _______________________________

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. [_]______________________________________________________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
    Title of Each Class of            Amount to be        Proposed Maximum Offering        Proposed Maximum        Amount of
 Securities to be Registered           Registered             Price per Unit (1)          Aggregate Offering    Registration Fee
                                                                                               Price(1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock(2) - par value             500,000                     $48.38                   $24,190,000           $7,330.30
$1 per share
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457 (c) based upon the average of the high and low prices per share of Common Stock of NYNEX Corporation as quoted on the New York Stock Exchange--Composite Transactions listing for January 13, 1997.

(2) Includes Junior Participating Preferred Stock and related purchase rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.


Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to Registration Statement Nos. 2-87850, 2-95141, 33-23156 and 33-49105, previously filed by the Registrant on Form S-3 and declared effective on November 16, 1983, January 23, 1985, August 10, 1988 and October 29, 1992, respectively. This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-87850, Post-Effective Amendment No. 3 to Registration Statement No. 2-95141, Post-Effective Amendment No. 1 to Registration Statement No. 33-23156 and Post-Effective Amendment No. 3 to Registration Statement No. 33-49105.

                                   PROSPECTUS

                                      NYNEX
            SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

   The Share Owner Dividend Reinvestment and Stock Purchase Plan ("Plan") of NYNEX Corporation ("NYNEX") provides holders of NYNEX Common Stock ("Shares") with a simple and convenient method of purchasing additional Shares through investment of cash dividends on NYNEX Shares and optional payments. At the discretion of NYNEX, Shares offered under the Plan may be purchased directly from NYNEX (newly issued Shares and treasury Shares) without fees of any kind and in the open market at brokerage costs anticipated to be below published commission rates (see Question 2). Any holder of record of at least five Shares is eligible to join the Plan.

Investment options offered under the Plan are:

   Full Dividend Reinvestment--Reinvest cash dividends on all Shares held (five Share minimum). Participants may also make optional payments of at least $25 per check and up to an aggregate of $100,000 per calendar year.

   Partial Dividend Reinvestment--Reinvest cash dividends on less than all Shares held but not fewer than five shares and continue to receive cash dividends on the other Shares. Participants may also make optional payments of at least $25 per check and up to an aggregate of $100,000 per calendar year.

   Optional Payments Only--Invest only by making optional payments at any time, of at least $25 per check and up to an aggregate of $100,000 per calendar year.

   Dividends on Shares held in the participant's account under the Plan are automatically reinvested in additional Shares regardless of which investment option is selected. A minimum of five Shares must be enrolled in the Plan to continue participation in the Plan.

   The Purchase Price ("Price") of Shares purchased with reinvested cash dividends or with optional payments will be (a) if purchased directly from NYNEX, the average of the high and low sale prices of the Shares on the New York Stock Exchange ("NYSE") Composite Transactions Listing on the day of purchase and (b) if purchased in the open market, the average cost of such Shares, including brokerage commissions, incurred in connection with the purchase of such Shares in the open market during the investment period (see Questions 11 and 12).

   This Prospectus relates to Shares purchased directly from NYNEX (both newly issued Shares and treasury Shares) and to Shares purchased from time to time in the open market and applies to cash dividends reinvested and optional payments received on or after January 1, 1994. It is suggested that this Prospectus be retained for future reference.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                        SUPPLEMENT OR THE PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
Dated January 21, 1997

                              AVAILABLE INFORMATION


   NYNEX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by NYNEX can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including NYNEX) that file electronically with the SEC, which can be accessed at http://www.sec.gov. Such material can also be inspected at the New York, Boston, Chicago, Pacific and Philadelphia Stock Exchanges.

   NYNEX has filed with the SEC Registration Statements on Form S-3 (together with all amendments and exhibits thereto, "Registration Statements") under the Securities Act of 1933, as amended ("Securities Act"), covering the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.



                     INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents have been filed by NYNEX with the SEC (File No. 1-8608) and are hereby incorporated herein by reference:

   (1) NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which incorporates by reference certain information, including NYNEX's 1995 consolidated financial statements contained in its 1995 Annual Report to Stockholders;

   (2) NYNEX's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996;

   (3) NYNEX's Current Reports on Form 8-K dates of reports April 21, July 2 and October 22, 1996, filed with the SEC on April 23, 1996, July 3, 1996 and October 24, 1996, respectively;

   (4) The description of NYNEX's Common Stock on Form 10 dated November 15, 1983 and Form 8-A dated October 20, 1989, as amended by Form 8-A/A dated April 28, 1994; and

   (5) Joint Proxy Statement/Prospectus dated September 9, 1996 of Bell Atlantic Corporation and NYNEX.

   All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Copies of the above documents (excluding exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein) may be obtained upon request without charge from the Treasurer of NYNEX, 1095 Avenue of the Americas, New York, NY 10036 (telephone number 212 395-1000).


                                   THE COMPANY

   NYNEX was incorporated on October 7, 1983 under the laws of the State of Delaware and has its principal executive offices at 1095 Avenue of the Americas, New York, NY 10036 (telephone number 212 395-2121).


                                    THE PLAN

   The following questions and answers constitute the provisions of the Plan.

Purpose and Advantages

1.  What is the purpose of the Plan?

        The purpose of the Plan is to provide holders of record of NYNEX Shares with a method of investing cash dividends and optional payments in additional Shares. At the discretion of NYNEX, such reinvested cash dividends and optional payments will be used to purchase Shares directly from NYNEX (newly issued Shares and treasury Shares) or in the open market or through any combination of the foregoing. To the extent that such additional Shares are purchased directly from NYNEX, NYNEX will use the funds received for general corporate purposes.

2.  What are the advantages of the Plan?

        Shares may be purchased with reinvested cash dividends on all or less than all of the NYNEX Shares registered in a participant's name (five Share minimum). In addition, participants may make optional payments, not less than $25 per check, up to an aggregate of $100,000 per calendar year.

       No commission or service charge is paid by participants in connection with purchases made directly from NYNEX under the Plan. To the extent that any purchases are made in the open market under the Plan in a given investment period, brokerage commissions are paid and allocated among all participants in such investment period (see Questions 11 and 12). The funds of all participants are aggregated for the purpose of purchasing Shares in large volume, so that the commission savings on such purchases are passed on to participants. No other fee or service charge is paid by participants in connection with purchases made in the open market.

        Full investment of funds is possible because the Plan permits fractions of Shares, as well as whole Shares, to be credited to a participant's account. In addition, cash dividends in respect of such fractions, as well as whole Shares, will be credited to a participant's account. Dividends on the Shares held in a participant's account under the Plan are automatically reinvested in additional Shares. (See Question 19 regarding NYNEX's right to terminate any account under the Plan with less than five whole Shares.)

        NYNEX assures safekeeping of Shares held in a participant's account under the Plan since certificates for such Shares are not issued unless requested by the participant (see Question 17). Regular statements of account provide simplified recordkeeping. The Plan also provides for the safekeeping of stock certificates for Shares held in the possession of the participant. These stock certificates should be sent by registered or certified mail to the Plan Administrator at the address shown in Question 3. These certificates will be added to the Shares in the participant's Plan account and will appear in subsequent statements of account in combination with such participant's previous Plan Shares and dividends. Dividends on these Shares will be automatically reinvested to purchase additional NYNEX Shares.

Administration

3.  Who administers the Plan for participants?

        The First National Bank of Boston ("Bank of Boston") ("Administrator") has been designated by NYNEX to administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. The address and telephone number for information about the Plan are:

                            FOR INFORMATION ABOUT THE
                                   NYNEX PLAN
                        call Boston EquiServe toll free:
                                  800 358-1133
               Outside the continental United States call collect:
                                  617 575-2407
                                       or

               Write to:       NYNEX Corporation
                               c/o Boston EquiServe
                               P.O. Box 370042
                              Boston, MA  02241-0742

   All written notices and requests concerning the Plan should be mailed to the above address. Please include a telephone number in your letter where you can be reached during business hours.

           Optional Payments, by check or money order payable to NYNEX in United States dollars, should also be mailed to the above address.


   NYNEX has the authority to designate an agent ("Purchasing Agent") to purchase Shares in the open market (see Questions 1, 12 and 13).


Participation

4.  How does a stockholder participate?

        A holder of record of at least five Shares may join the Plan by signing the Authorization Form and returning it to the Administrator. An Authorization Form and postage-paid envelope may be obtained at any time by contacting the Administrator (see Question 3).

        To continue as a participant in the Plan, a holder must maintain at least five enrolled Shares. Enrolled Shares are Shares a participant holds in his possession with dividends reinvested or Shares held in the Plan with automatic reinvestment of dividends, or a combination of both.

5.  When may a stockholder join the Plan?

        A holder of record of at least five Shares may join the Plan at any time.

        The Authorization Form must be received by the Administrator no later than the record date for payment of the dividend in order to reinvest that dividend (see Question 7).

        An optional payment may be made when joining by enclosing a check or money order (payable to NYNEX in United States dollars) with the Authorization Form.

6.  What does the Authorization Form provide?

        The Authorization Form provides for the purchase of additional Shares through the following investment options offered under the Plan:

Full Dividend Reinvestment--Reinvest cash dividends on all Shares held (five Share minimum) by a participant, and, if desired, invest by making optional payments of at least $25 per check and up to an aggregate of $100,000 per calendar year.

Partial Dividend Reinvestment--Reinvest cash dividends on less than all Shares held (five Share minimum) by a participant and continue to receive cash dividends on the other Shares, and, if desired, invest by making optional payments of at least $25 per check and up to an aggregate of $100,000 per calendar year.

Optional Payments Only--Invest only by making optional payments at any time of at least $25 per check and up to an aggregate of $100,000 per calendar year.

   Dividends on Shares held in a participant's account under the Plan are automatically reinvested in additional Shares regardless of which investment option is selected.

        A participant's account under the Plan consists of Shares for which a participant elects reinvestment of cash dividends, as well as new Shares purchased with reinvested cash dividends or optional payments.

7. When must the Authorization Form be received by the Administrator to begin (or change) participation in the Plan for the reinvestment of cash dividends?

        The Authorization Form must be received by the Administrator no later than the record date for payment of the dividend. The following table indicates the dates by which the Authorization Form must be received by the Administrator to begin (or change) participation in the Plan for the reinvestment of cash dividends based on the current NYNEX dividend payment schedule. A new Authorization Form need not be submitted for subsequent quarters unless a change in investment option is desired.

        The Authorization Form may be submitted at any time. However, subject to any change in the NYNEX dividend payment schedule, such form will be effective as follows:

                                                    To Begin (or Change the
          It Must Be Received by the                Investment Option for)
        Record Date in the Month of:                Dividend Reinvestment as
                                                    of the First Day of:
-----------------------------------------------------------------------------

        April....................                                 May
        July.....................                                 August
        October..................                                 November
        January..................                                 February

        (See Question 12 as to when Shares are purchased under the Plan.)

8.  How may a participant change options under the Plan?

        A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Administrator. An Authorization Form and postage-paid envelope may be obtained at any time by contacting the Administrator (see Question 3). Any change in option with respect to reinvestment of cash dividends must be received by the Administrator by the record date for a dividend to permit the new authorization to apply to that dividend (see Questions 7 and 20).

Optional Payments

9.      How and when can optional payments be made?

        When selecting the Optional Payment Only option, the initial payment can be made by enclosing a check or money order (payable to NYNEX in United States dollars) with a completed Authorization Form. Funds received for the initial purchase must be sufficient to purchase at least five whole Shares if there are no other Shares in the participant's account under the Plan (see Question 19).

   Optional payments may be made at any time of at least $25 per check and up to an aggregate of $100,000 per calendar year. However, optional payments received by the Administrator no later than the third business day prior to the end of a month will be invested as described in detail (See Question 12). Optional payments received after the third business day prior to the end of a month will be deposited and will be deemed for purposes of the Plan to have been timely received by the Administrator in the next month. Post-dated checks will be treated as if received on the check date. A Statement of Account will be sent to the participant as the receipt of the optional payment. Attached to the Statement of Account is an Optional Payment Form for use in making future payments.


   Since interest is not paid on funds held by NYNEX or the Administrator pending investment, participants are urged to time each optional payment so as to be received by NYNEX on or shortly before the third business day prior to the end of a month, thereby minimizing the time between payment and investment. Sufficient time should, however, be allowed for receipt no later than the third business day prior to the end of a month. Participants have the right to withdraw optional payments, provided that written notification of such a withdrawal is received no later than two days prior to investment of such participant's payment.

        Optional payments must be at least $25 per check and may not exceed an aggregate of $100,000 per calendar year, based on when such optional payments are actually received by the Administrator and not when they are used to purchase Shares. Optional payments of less than the minimum amount per check and optional payments in excess of the maximum for the calendar year will be refunded. For example, if the Administrator received an optional payment check for $20, which does not meet the $25 per check minimum, the $20 would be refunded. Similarly, if the Administrator received an aggregate of $90,000 in optional payments through October of a calendar year and an additional optional payment of $25,000 is made on December 20, $15,000 would exceed the $100,000 per calendar year limit and, therefore, would be refunded.

10. When will initial cash dividends be paid on Shares purchased with optional payments?

   Shares purchased prior to the ex-dividend date for the payment of a dividend (i.e., two business days prior to the record date as shown in Question 7) will be entitled to such dividend. For example, if the dividend payment date were August 1, the record date for such dividend would be during the month of July. Shares purchased with optional payments during the July investment period (received by the Administrator no later than the third business day prior to the end of June) would be entitled to the August 1 dividend.

Costs

11. Are there any expenses to participants in connection with purchases under the Plan?

   Brokerage fees are paid and allocated among participants in connection with purchases made in the open market under the Plan (see Questions 2 and 12). All other costs of administration of the Plan are paid by NYNEX.

Purchases

12. What will be the Price of Shares purchased under the Plan and when will purchases be made?

        The Price of Shares purchased directly from NYNEX with reinvested cash dividends or with optional payments will be the average of the high and low sale prices of Shares on the NYSE Composite Transactions Listing on the day of purchase (or the trading day immediately following the day of purchase, if the NYSE is closed on the day of purchase). The day of purchase for such Shares will be (a) for optional payments, the first business day of each month for which any optional payment has been received from the participant timely in the prior month (see Question 9) and (b) for reinvested cash dividends, the dividend payment date.

        If there is no trading in the Shares on the NYSE for a substantial amount of time during any such trading day, the Price shall be determined by NYNEX on the basis of such market quotations as it shall deem appropriate. No Shares will be sold under the Plan at less than the par value of such Shares.

        The Price of Shares purchased in the open market with reinvested cash dividends or with optional payments will be the average cost of such Shares, including brokerage commissions, incurred in connection with the purchase of such Shares during the investment period. The Price would be determined by dividing the cost of all Shares purchased with optional payments and reinvested cash dividends during the investment period (including all brokerage commissions) by the total number of Shares purchased during such period. The investment period will be determined by the Purchasing Agent in compliance with any applicable Federal securities laws. With respect to a month in which a dividend is payable, timely optional payments (see Question 9) will be aggregated with reinvested cash dividends for the purpose of determining the total amount of funds to be invested.

        In the event that there are purchases of Shares made both directly from NYNEX and in the open market within a single investment period, the Price of Shares will be the weighted average of (a) the Price of all Shares purchased directly from NYNEX and (b) the Price of all Shares purchased in the open market during that investment period.

        NYNEX will have full discretion as to whether Shares purchased under the Plan will be newly issued Shares, treasury Shares, Shares purchased in the open market by a Purchasing Agent or any combination of the foregoing. (See Questions 1 and 13).

13.     Who will make purchases of Shares in the open market under the Plan?

        NYNEX has designated a Purchasing Agent to make purchases of Shares in the open market. Subject to certain limitations, the Purchasing Agent has full discretion as to all matters relating to such purchases, including determining the number of Shares, if any, to be purchased on any day or at any time of that day, the prices paid for such Shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made.

14.     How many Shares will be purchased for participants?

        Each participant's account will be credited with that number of Shares, including fractions computed to three decimal places, equal to the amount invested divided by the applicable Price (see Question 12).

Reports to Participants

15.     What reports will be sent to participants in the Plan?

        Each participant in the Plan will receive a Statement of Account each quarter showing amounts invested, Prices per Share, Shares purchased whole and fractional, dates Shares were allocated to the participant's account and other information for the year to date. In addition, participants who make transactions to their Plan account during the quarter will receive a Statement of Account as soon as practical after such activity. Each participant will receive the same communications sent to every other holder of Shares, including NYNEX's quarterly newsletter, annual report and notice of annual meeting and proxy materials.

Dividends

16. Will a participant's account be credited with dividends on fractions of Shares?

         Yes. A participant's account will be credited with dividends on fractions of Shares.

Issuance of Stock

17.     Will certificates be issued for Shares purchased?

        Shares purchased under the Plan will be registered in the name of NYNEX, as agent for participants in the Plan, and certificates for such Shares will not be issued to a participant unless requested. This protects against loss, theft or destruction of stock certificates.

        The number of Shares in an account under the Plan will be shown on the participant's quarterly Statement of Account.

        Certificates for any number of whole Shares held in an account under the Plan will be issued within approximately two weeks after receipt of a written request. Such requests should be signed by the participant (or participants if a joint registration) who wishes to remain in the Plan. This request should be mailed to the Administrator (see Question 3). Any remaining whole Shares and fractions of a Share will continue to be held by NYNEX, as agent, in the participant's account under the Plan, provided that there are at least five whole Shares in the account (see Question 19).

        Certificates for a fractional Share will not be issued under any circumstances.

        Shares held in the account of a participant under the Plan for which certificates have not been issued may not be pledged. A participant who wishes to pledge such Shares must request that certificates for such Shares be issued in the participant's name.

        An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Shares purchased under the Plan. This request should be mailed to the Administrator (see Question 3).

18.     In whose name will certificates be registered when issued?

        Accounts under the Plan are maintained in the names in which the participants were registered at the time they entered the Plan, unless a participant's registration is subsequently changed. Certificates for whole Shares will be similarly registered when issued.

        Upon written request, certificates also can be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant and the signature is guaranteed by a commercial bank, a trust company, a brokerage firm that is a member firm of one of the stock exchanges, the stamp program, or other qualified institutions.

Termination

19.     How is participation in the Plan terminated?

        In order to terminate participation in the Plan, a participant (or participants if a joint registration) should send a written request to the Administrator (see Question 3). When participation in the Plan is terminated, certificates for all whole Shares held in the participant's account under the Plan (for which certificates have not previously been issued) will be issued and a cash payment will be made for any fraction of a Share. When the account balance under the Plan is zero and dividends are reinvested on less than five Shares, the account will be closed.

        Upon termination, the participant may request that up to 199 whole Shares (for which certificates have not previously been issued) and any fraction of a Share held in the account be sold. Upon receipt of the written request, the sale normally will be made for the account of the participant by the independent fiduciary institution designated by NYNEX. The proceeds of the sale, less any brokerage commission and any transfer tax, will be forwarded to the participant. Terminations will automatically close the account under the Plan in cases were there are fewer than five whole Shares enrolled in the Plan.

        NYNEX reserves the right to automatically terminate a participant's account under the Plan if such account does not contain at least five whole Shares. A certificate for whole Shares held in the participant's account under the Plan (for which certificates have not previously been issued) will be issued and a cash payment will be made for any fraction of a Share. As stated in Question 6, a participant's account under the Plan consists of Shares for which a participant elects reinvestment of cash dividends, as well as new Shares purchased with reinvested cash dividends or optional payments.

20.     When may participation in the Plan be terminated?

        Participation in the Plan may be terminated at any time. However, in order to effect such termination, the Administrator (see Question 3) must receive written notification thereof (a) with respect to reinvested cash dividends, no later than the fifth business day prior to the dividend payment date and (b) with respect to optional payments, no later than the third business day prior to the end of the month in which the optional payment was made or deemed to have been made. However, participants have the right to withdraw any and all optional payments, provided that written notification of such a withdrawal is received no later than two days prior to investment of such participant's payment (see Question 9).

Sale of Shares

21. Will the sale of Shares automatically terminate participation in the Plan?

   The sale of Shares will not terminate participation of the account under the Plan, as long as a minimum of five whole Shares continue to be enrolled in the Plan.

   A request to sell up to 199 whole Shares and any fraction of a Share may be made at any time. In order to sell Shares, a participant (or participants if a joint registration) should send a written request to the Administrator (see Question 3).

   Upon receipt of the written request, the sale normally will be made for the account of the participant by the independent fiduciary institution designated by NYNEX. The proceeds of the sale, less any brokerage commission and any transfer tax, will be forwarded to the participant.

   If at any time there are fewer than five whole Shares enrolled in the Plan, participation in the Plan will be terminated. A certificate for whole Shares held in the participant's account under the Plan (for which certificates have not previously been issued) will be issued and a cash payment will be made for any fraction of a Share.

Other Information

22. What happens when a participant who is reinvesting the cash dividends on all or part of the Shares registered in the participant's name sells or transfers a portion of such Shares?

   If a participant who is reinvesting the cash dividends on all of the Shares registered in the participant's name disposes of a portion of such Shares, NYNEX will continue to reinvest the cash dividends on the remainder of the Shares, provided that the participant's account continues to contain at least five whole Shares enrolled in the Plan.

   If a participant who is reinvesting the cash dividends on a portion of the Shares registered in the participant's name disposes of any of such Shares, NYNEX will continue to reinvest the cash dividends on the remainder of the Shares up to the number of Shares originally authorized. For example, if a participant authorized NYNEX to reinvest the cash dividends on 50 Shares of a total of 100 Shares registered in the participant's name, and then the participant disposed of 25 Shares, NYNEX would continue to reinvest the cash dividends on 50 of the remaining 75 Shares. If instead the participant disposed of 75 Shares, NYNEX would continue to reinvest the cash dividends on all of the remaining 25 Shares.

23. What happens when a participant sells or transfers all of the Shares registered in the participant's name?

   If a participant disposes of all of the Shares registered in the participant's name, NYNEX will continue to reinvest the cash dividends on the Shares held in the participant's account under the Plan until otherwise notified, provided that there are at least five whole Shares in the account (see Question 19).

24.     What happens if NYNEX issues a stock dividend or declares a stock split?

   Any Shares distributed as a result of a stock dividend or stock split by NYNEX on Shares held in the account of a participant under the Plan will be added to the participant's account.

25.      How will a participant's Shares be voted at meetings of stockholders?

   If a participant holds certificates for Shares, the participant will be sent a proxy card representing both the Shares for which the participant holds certificates and the whole Shares held by NYNEX in the participant's Plan account. Such proxy will be voted as indicated by the participant on the proxy. If the participant does not hold certificates for Shares, the participant will be sent an instruction form on which to indicate how the whole Shares held by NYNEX in the participant's Plan account are to be voted. Fractional Shares will not be voted.

   If the proxy card or instruction form is returned, and no voting instructions are given with respect to any item thereon, all of the participant's Shares (including whole Plan Shares) will be voted in accordance with the recommendations of NYNEX management. This is the same procedure that is followed for all stockholders who return proxies and do not provide instructions. If the proxy card or instruction form is not returned or if it is returned unsigned by the registered owner(s), none of the participant's Shares will be voted.

26. What are the responsibilities of NYNEX, the Administrator and the Purchasing Agent under the Plan?

   Neither NYNEX, the Administrator nor the Purchasing Agent will be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or with respect to the Prices or times at which, or sources from which, Shares are purchased for participants, or with respect to any fluctuation in market value before or after any purchase or sale of Shares.

   Participants should recognize that neither NYNEX, the Administrator nor the Purchasing Agent can assure them of a profit or protect them against a loss on the Shares purchased under the Plan.

   Although the Plan contemplates the continuation of quarterly dividend payments, the payment of cash dividends will depend upon future earnings, the financial condition of NYNEX and other factors.

27.     May the Plan be changed or discontinued?

        NYNEX reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by NYNEX, certificates for whole Shares held in a participant's account under the Plan (for which certificates have not previously been issued) will be issued and a cash payment will be made with respect to any fraction of a Share.

                           FEDERAL INCOME TAX MATTERS

        In the opinion of NYNEX, the Federal income tax consequences for Plan participants are as follows:

        (1) A participant in the Plan will be treated for Federal income tax purposes as having received, on the date Shares are allocated to the participant's account, a taxable stock distribution (rather than a cash dividend) in an amount equal to the fair market value per Share multiplied by the number of Shares purchased with reinvested cash dividends. The fair market value and tax basis per Share purchased with reinvested cash dividends will be equal to the average of the high and low sale prices of NYNEX Shares on the NYSE Composite Transactions Listing on the day Shares purchased with reinvested cash dividends are allocated to the participant's account. When purchasing Shares on the open market, the allocation date is the last day Shares are purchased by the agent for a participant's account.

        (2) A participant will not realize any taxable income on account of Shares purchased with an optional payment. The tax basis of such Shares will be the amount of the optional payment.

        (3) A participant's holding period for Shares acquired pursuant to the Plan will begin on the day following the day such Shares are allocated to the participant's account (see Question 15).

        (4) A participant will not realize any taxable income when the participant receives certificates for whole Shares held in the participant's account, either upon the participant's request for certain of those Shares or upon termination of participation in or termination of the Plan.

        (5) A participant will realize gain or loss when Shares are sold or exchanged, whether pursuant to the participant's request upon termination of participation in the Plan (see Question 19), or by the participant after receipt of Shares from the Plan, and, in the case of a fractional Share, when the participant receives a cash adjustment for a fraction of a Share held in the participant's account upon termination of participation in or termination of the Plan; the amount of such gain or loss will be the difference between the amount which the participant receives for the Shares or fraction of a Share and the tax basis thereof.

        If a participant has failed to furnish a valid taxpayer identification number to the Administrator, unless the participant is exempt from the withholding requirements described in section 3406 of the Internal Revenue Code of 1986, as amended ("Code"), then the Administrator must withhold 31% from the amount of cash dividends, the proceeds of the sale of fractional Shares and the proceeds of any sale of up to 199 whole Shares (as described in Question 19). In addition, if a new participant fails to certify that such participant is not subject to withholding under section 3406 on interest and dividend payments (which withholding is imposed as a result of failure to report all interest or dividend income on prior tax returns), then 31% must be withheld from the amount of cash dividends. The withheld amounts will be deducted from the amount of cash dividends and the remaining amount will be reinvested.

        In the case of those foreign stockholders whose cash dividends are subject to United States income tax withholding under sections 1441 or 1442 of the Code, the amount of tax to be withheld will be deducted from the amount of cash dividends and the remaining amount of cash dividends will be reinvested.


                                 USE OF PROCEEDS

        NYNEX does not know the number of Shares, if any, which will be purchased directly from NYNEX under the Plan or the amount of proceeds from any such Shares. To the extent that such additional Shares are purchased directly from NYNEX, NYNEX intends to use the proceeds from the issuance of such Shares for general corporate purposes, which may include advances to and additional equity investments in subsidiary companies.


                           DESCRIPTION OF COMMON STOCK

   The authorized capital stock of NYNEX consists of 750,000,000 shares of common stock (par value $1 per share) and 75,000,000 shares of preferred stock (par value $1 per share). The holders of NYNEX common stock are entitled to such cash dividends as may be declared by the Board of Directors out of funds legally available therefor. Stockholders are entitled to one vote for each share of common stock. Holders of common stock are entitled to share equally in the assets of NYNEX available for distribution to stockholders in the event of liquidation. Holders of common stock have no preemptive or cumulative voting rights.

   The Board of Directors is authorized to provide for the issuance from time to time of the preferred stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors and as are not inconsistent with the Certificate of Incorporation or any amendment thereto, and as may be permitted by the Delaware General Corporation Law.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The consolidated financial statements incorporated by reference in NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon incorporated herein by reference (which reports include an explanatory paragraph stating that in the second quarter of 1995, NYNEX discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," and in the fourth quarter of 1993, adopted Statement of Financial Standards No. 112, "Employers' Accounting for Postemployment Benefits," retroactive to January 1, 1993.) Such consolidated financial statements of NYNEX are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The legality of the securities offered hereby will be passed upon for NYNEX by Morrison DeS. Webb, Executive Vice President and General Counsel.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        The directors, officers, employees and agents of NYNEX may be indemnified against liability arising under the Securities Act, pursuant to
Section 145 of the Delaware General Corporation Law, as amended, Article 9 of NYNEX's Restated Certificate of Incorporation and Article VI of NYNEX's By-Laws, as amended. The directors and officers of NYNEX are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by NYNEX.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NYNEX pursuant to the foregoing provisions, NYNEX has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                    TABLE OF CONTENTS

                                                                            Page          (LOGO)

Available Information ..............                                       2
Incorporation of Documents by
    Reference ........................                                     2
The Company ........................                                       3         N Y N E X
                                                                                     Corporation
The Plan ............................                                      3
        Purpose and Advantages .........                                   3
        Administration .................                                   4       Share Owner
        Participation ..................                                   5       Dividend
        Optional Payments ..............                                   6       Reinvestment and
        Costs ..........................                                   7       Stock Purchase Plan
        Purchases ......................                                   8
        Reports to Participants ........                                   9
        Dividends ......................                                   9
        Issuance of Stock ..............                                   9
        Termination ....................                                  10
        Sale of Shares .................                                  11
        Other Information ..............                                  11
Federal Income Tax Matters ..........                                     13
Use of Proceeds .....................                                     14
Description of Common Stock .........                                     14
Interests of Named Experts
    and Counsel........................                                   14
Indemnification for
    Securities Act Liabilities ........                                   15


        No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be
relied upon as having been authorized by NYNEX. This Prospectus does                 PROSPECTUS
not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any
person to whom it is unlawful to make such offer or solicitation in                  Dated January 21, 1997
such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. The delivery of this Prospectus at any time does not imply that information herein is correct at any time subsequent to its date.


                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.      Other Expenses of Issuance and Distribution.

              Securities and Exchange Commission Filing Fee              $7,330
              Printing and Distributing Registration Statement
                     and Prospectus                                     140,000*
              Accountant's Fees and Expenses                             10,000*
              Blue Sky Fees and Expenses                                  5,000*
                                                                       ---------
                     Total                                             $162,330
                                                                       ========
*Estimated

Item 15.       Indemnification of Directors and Officers.

   Section 145, as amended, of the Delaware General Corporation Law provides that a Delaware corporation may indemnify, among others, its officers, directors, employees and agents under the circumstances described in the statute. Article 9, as amended May 6, 1987, of the Restated Certificate of Incorporation of NYNEX provides for indemnification of NYNEX directors and officers as follows:

   "9.1 The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the corporation or, (b) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 9.2 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

   9.2 Any indemnification or advancement of expenses required under this Article shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this
Article is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   9.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

   9.4 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

   9.5 If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law."

   Substantially identical indemnification provisions are contained in NYNEX's By-Laws.

   The directors and officers of NYNEX are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by NYNEX.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.       Exhibits

Exhibit Number

5 Opinion of Morrison DeS. Webb, Executive Vice President and General Counsel of NYNEX Corporation.

23-a     Consent of Coopers & Lybrand L.L.P., independent accountants.

23-b Consent of Morrison DeS. Webb, Executive Vice President and General Counsel of NYNEX Corporation, is contained in his opinion filed as
         Exhibit 5.

24 Powers of Attorney executed by Officers and Directors who signed this Registration Statement.

Item 17.          Undertakings.

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)      To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 21st day of January, 1997.


                                              NYNEX Corporation



                                              By  /s/ Mel Meskin
                                                  ----------
                                                 (Mel Meskin, Vice President
                                                       and Comptroller)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

 Principal Executive Officer:
      Ivan G. Seidenberg*
   Chairman of the Board and
    Chief Executive Officer

 Principal Financial Officer:
     Frederic V. Salerno*
    Vice Chairman - Finance
   and Business Development

Principal Accounting Officer:
          Mel Meskin
Vice President and Comptroller
                                             *By  /s/ Mel Meskin
                                                  ----------
                                                 (Mel Meskin, as attorney-in-
                                                  fact and on his own behalf as
                                                  Principal Accounting Officer)

Directors:
     John Brademas*
     R. L. Carrion*
     J. R. de Vink*
     Stanley P. Goldstein*
     Helene L. Kaplan*                            January 21, 1997
     Elizabeth T. Kennan*
     Edward E. Phillips*
     Hugh B. Price*
     Frederic V. Salerno*
     Ivan G. Seidenberg*
     Walter V. Shipley*
     John R. Stafford*